CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our reports dated September 7, 1996 and March 7, 1997, incorporated by reference in this Registration Statement (Form N-1A No. 33-6851) of Dreyfus Treasury Cash Management.


                                               ERNST & YOUNG LLP


New York, New York
March 20, 1997